EXHIBIT 23.2
            Consent of Independent Registered Public Accounting Firm
            --------------------------------------------------------

Competitive  Technologies,  Inc.
Fairfield,  Connecticut

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated October 24, 2007, relating to the consolidated financial statements of Competitive Technologies, Inc. appearing in the Company's 2007 Form 10-K for the year ended July 31, 2007.

We also consent to the reference to us under the caption "Experts" in the Prospectus.


/s/ Mahoney Cohen & Company, CPA, P.C.

Mahoney  Cohen  &  Company,  CPA,  P.C.

New  York,  New  York

November 12, 2007